
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JUNE 30,
1998 FORM 10-Q OF PMC CAPITAL, INC. AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                             561
<SECURITIES>                                    10,544
<RECEIVABLES>                                  134,390<F1>
<ALLOWANCES>                                     (621)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             606
<DEPRECIATION>                                   (350)
<TOTAL-ASSETS>                                 165,469<F2>
<CURRENT-LIABILITIES>                           10,402<F3>
<BONDS>                                         74,790
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        71,234
<OTHER-SE>                                         320
<TOTAL-LIABILITY-AND-EQUITY>                   165,469<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                12,231<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 2,722
<LOSS-PROVISION>                                   233
<INTEREST-EXPENSE>                               2,653
<INCOME-PRETAX>                                  6,623
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              6,623
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     6,623
<EPS-PRIMARY>                                     0.55
<EPS-DILUTED>                                     0.55

<F1>Includes current and long-term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not included above.

(i)     Interest - only strip receivable, less $295,000 reserve  $   3,033
(ii)    Restricted investments                                       4,222
(iii)   Real property owned                                             45
(iv)    Due from unconsolidated subsidiaries                         2,686
(v)     Deferred charges, deposits and
        other assets, net                                            1,048
(vi)    Investment in unconsolidated subsidiaries                    7,771
(vii)   Servicing asset                                              1,534
                                                                 ---------
                                                                 $  20,339
                                                                 =========
<F3>Includes the following:

(i)       Accrued interest payable                               $  1,266
(ii)      Borrower advances                                         2,021
(iii)     Dividends payable                                         3,902
(iv)      Accounts payable                                          3,213
                                                                 --------
                                                                 $ 10,402
                                                                 ========
<F4>Preferred stock of subsidiary held by SBA. See footnotes to the Company's
Annual Report filed on Form 10-K for the year ended December 31, 1997.
<F5>Includes the following items not included above:

(i)    Deferred fee revenue                  $   599
(ii)   Other liabilities                         588
(iii)  Due to unconsolidated subsidiaries        536
                                             -------
                                             $ 1,723
                                             =======
<F6>Revenues consist primarily of interest, other yield on investments, premium income and equity in income of unconsolidated subsidiaries.

